CONTACT:	FOR IMMEDIATE RELEASE

Laura J. Hughes
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563) 589-2148
lhughes@htlf.com

Carmen Tenuta
VP- Public Relations
Johnson Financial Group
(262) 619-2684
ctenuta@johnsonfinancialgroup.com

HEARTLAND FINANCIAL USA, INC. AND JOHNSON FINANCIAL GROUP, INC.
ANNOUNCE THAT ARIZONA BANK & TRUST WILL ACQUIRE
JOHNSON BANK’S ARIZONA BRANCHES

Dubuque, Iowa, & Racine, Wisconsin, June 9, 2020 — Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Racine, WI-based Johnson Financial Group, Inc. (“JFG”) jointly announced today that Arizona Bank & Trust (“AB&T”), a wholly-owned subsidiary of Heartland headquartered in Phoenix, Arizona, has entered into a purchase and assumption agreement, pursuant to which AB&T will acquire certain assets and will assume substantially all of the deposits and certain other liabilities of Johnson Bank’s Arizona operations. Johnson Bank is a wholly-owned subsidiary of JFG. Johnson Insurance Services is not a part of this transaction.

Johnson Bank, which had $5.52 billion in total assets and $4.28 billion in deposits as of March 31, 2020, operates more than 40 banking centers in Wisconsin and four full-service banking centers in Phoenix and Scottsdale, Arizona. Under the terms of the purchase and assumption agreement, AB&T will acquire Johnson Bank’s four Arizona banking centers, which had deposits of approximately $362 million and loans of approximately $186 million as of March 31, 2020. The actual amount of deposits assumed and loans acquired will be determined at closing.

AB&T had $866 million in total assets and $754 million in deposits as of March 31, 2020. It operates six full-service banking centers in the East Valley of the Phoenix market. When the transaction is complete, AB&T will become Heartland’s eighth bank subsidiary to cross a billion in assets with approximately $1.2 billion in assets and 10 banking centers. AB&T will continue to operate under the Arizona Bank & Trust brand.

After completing the acquisition of Johnson Bank’s four Arizona branches and the previously announced acquisition of AIM Bancshares, Inc. in Levelland, TX, Heartland will have total assets over $15 billion with 143 full-service banking locations operating in 12 states.

“We are growing our presence and adding additional scale in the Phoenix market,” said Lynn B. Fuller, Executive Operating Chairman of Heartland. “We are pleased Johnson Bank’s Arizona team will be joining with the Arizona Bank & Trust team to expand and continue our success in this market.”

Bruce Lee, Heartland’s President and CEO, added, “Johnson Bank’s four office locations will be a natural fit with the geographic footprint and culture of Arizona Bank & Trust, and we look forward to growing our relationships in the Phoenix market. We extend a warm welcome to Johnson Bank’s Arizona customers and employees to our organization. The leadership teams of the two institutions will be integrally working together to preserve our commitment to a quality customer experience. We are very fortunate to be joining two talented teams of commercial banking professionals and staff with an excellent knowledge of the community and the clients they serve.”

“We have tremendous respect for the team at Heartland and their community banking values. Heartland’s culture is very similar to Johnson Financial Group’s culture in the way in which it engages its employees, serves its customers, and supports its communities,” said Jim Popp, JFG’s President and CEO. “We look forward to the successful transition of our business to a local partner. Our Arizona team has been an integral part of the JFG family for more than 30 years. We are thankful to our Arizona associates for building a strong, vibrant, and diversified business in one of the most dynamic growth markets in the country.”

The branch transaction is subject to approval by federal and state bank regulators and to customary closing conditions, and is expected to be completed in the fourth quarter of 2020.

Advisors:
In connection with the transaction, Panoramic Capital Advisors, Inc. served as Heartland’s financial advisor and Dorsey & Whitney LLP served as Heartland’s legal counsel. Keefe, Bruyette & Woods served as JFG’s financial advisor and Reinhart Boerner Van Deuren s.c. served as JFG’s legal counsel.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of $13.29 billion as of March 31, 2020. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Arizona Bank & Trust
Arizona Bank & Trust, a wholly-owned subsidiary of Heartland, is a full-service commercial bank with assets of more than $866 million. Arizona Bank & Trust operates six banking centers across the vibrant Phoenix market. AB&T blends the intimacy and responsiveness of a community bank with the resources of a large financial services company. For more information, visit www.arizonabank.com. AB&T is a member of the FDIC and an Equal Housing Lender.

About Johnson Financial Group, Inc.

Johnson Financial Group, with offices in Wisconsin, Arizona and Minnesota, is a privately owned financial services company offering banking, wealth and insurance solutions through its subsidiaries, Johnson Bank, Johnson Wealth, and Johnson Insurance Services. For more information visit www.johnsonfinancial.com.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and JFG and their management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about AB&T’s acquisition of Johnson Bank’s Arizona banking operations. These forward-looking statements may include statements about the benefits of the transaction, including anticipated future results, cost savings and accretion to earnings. Risks relating to the acquisition include the following: the businesses of Johnson Bank’s Arizona banking operations and AB&T may not be combined successfully, or such combination may take longer than expected; the cost savings from the acquisition may be less than anticipated; credit and interest rate risks of Johnson Bank’s Arizona banking operations may be greater than anticipated; and various difficulties associated with achieving anticipated future financial results of AB&T after the transaction may occur.

In addition, this release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy, including to the extent that they are affected by the COVID-19 pandemic and related restrictions on business and consumer activities; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business, including government programs offering relief from the COVID-19 pandemic; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending, including changes resulting from the COVID-19 pandemic; (x) unexpected outcomes of existing or new litigation involving the company, including claims resulting from our participation in and execution of government programs related to the COVID-19 pandemic; and (xi) changes in accounting policies and practices.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Heartland’s net income and the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks also predict that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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